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                                                                    Exhibit 10.6
                             AGREEMENT OF INDEMNITY

        This Agreement, made this 11th day of October, 2000, between Steven Gregory ("Indemnitor") and Mega Group, Inc., a New York corporation, and Small Business Investment Corporation of America, Inc., an Oregon corporation, (collectively, "Indemnitee").

        For $10.00 and other good and valuable consideration paid by Indemnitee and received in hand by Indemnitor, contingent on the successful completion of a securities offering by the Indemnitee, Indemnitor shall indemnify and hold harmless Indemnitee and its directors, officers, shareholders, affiliates, associates, representatives, agents, successors, and assigns (collectively, "Indemnitee Group") from and against any and all claims or liabilities, whether actual or contingent, liquidated or unliquidated, or accrued or unaccrued, arising out of or related in any way to the business or operations of Mega Group, Inc., including without limitation any claim asserted or which might be asserted in those arbitration proceedings and civil actions identified in the MEGA Exceptions Schedule attached to that certain Agreement and Plan of Share Exchange, dated July 13, 2000, by and between Mega Group, Inc. and Small Business Investment Corporation of America, Inc. (the "Agreement and Plan of Share Exchange"), or the breach by MEGA of any of the representations, warrants, and covenants given therein which arise or occur on or before the Effective Date; provided, however, that Indemnitor shall not be required to indemnify and hold harmless the Indemnitee Group from and against any and all claims or liabilities arising out of or related in any way to the Adler Award, as defined in the Agreement and Plan of Share Exchange.

        Indemnitor may, at his option, assume the defense of the claim (including, but not limited to, the employment of counsel, who shall be counsel satisfactory to Indemnitee, and the payment of expenses of said counsel), and shall be entitled to settle and compromise said claim in the name of the Indemnitee Group on such terms as the Indemnitor may negotiate, provided that the Indemnitee Group shall have no obligation to contribute any funds or assets to said settlement. The Indemnitee Group shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, and such fees and expenses of such counsel shall be at the expense of the Indemnitor. Promptly after the settlement or other final determination of the amount of any such claim, the Indemnitor shall pay to the Indemnitee, for the benefit of the Indemnitee Group, an amount in cash equal to the claim.

        Notwithstanding any other provision herein to the contrary, the obligation of Indemnitor hereunder shall be non-recourse to Indemnitor and shall be satisfied only from the security and in the manner provided hereinbelow. Indemnitor hereby grants to Indemnitee, for the benefit of the Indemnitee Group, a security interest in all of his shares of Mega Common Stock, as defined in the Agreement and Plan of Share Exchange, to secure the obligation provided herein. Upon the settlement or other final determination of any such claim, Indemnitor will assign to the Indemnitee absolutely, for the benefit of the member or members of the Indemnitee Group against which the claim has been asserted, such number of his shares of Mega Common Stock, and will endorse in blank and deliver to the Indemnitee one or more certificates evidencing such number of shares, as is determined by dividing the amount of the claim as settled or finally determined by $2.50.





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        The aforementioned security interest shall terminate four years after the date hereof or thirty days after the settlement or final determination of the last remaining claim, whichever comes last, whereupon this Agreement of Indemnity shall terminate and be of no further force and effect.

        This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties to this Agreement.






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        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal, this 11th day of October, 2000.

                                   "Indemnitor"


                                   /s/ STEVE GREGORY
                                   -----------------
                                   Steven Gregory

                                   "Indemnitee"

                                   MEGA GROUP, INC.


                                   By:    /s/ STEVE GREGORY, PRESIDENT
                                          ----------------------------
                                          Steven Gregory, President



                                   SMALL BUSINESS INVESTMENT
                                   CORPORATION OF AMERICA, INC.


                                   By:    /s/ JOHN H. BROWN
                                          -----------------
                                          John H. Brown, Chairman and Chief
                                          Executive Officer






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